Exhibit 99.1

For Immediate Release

Contact:	Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Reports First Quarter 2009 Financial Results

Milpitas, CA, April 22, 2009 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high performance analog and mixed signal semiconductors, today reported financial results for its first quarter ended April 3, 2009.

Results of Operations

Net revenues for the first quarter were $118.2 million, a 42% decrease from $203.7 million in the first quarter of 2008 and a 10% decrease from $131.1 million in the fourth quarter of 2008. Intersil’s first quarter revenues by end market were as follows: high-end consumer, 21.2% of revenues; computing, 31.1% of revenues; industrial, 22.5% of revenues; and communications, 25.2% of revenues.

GAAP gross margins were 55.1% compared to GAAP gross margins of 53.8% in the same quarter last year, and 33.7% in the fourth quarter of 2008.

GAAP operating margins from continuing operations were 1.4%, as compared with 19.8% in the same quarter last year. Income from continuing operations was $2.4 million or $0.02 per diluted share, as compared with $47.7 million, or $0.38 per diluted share in the same quarter last year, and compared with a loss of $1,195.4 million, or $9.79 per share in the fourth quarter of 2008, which included several unusual charges, including a $1,154.7 million goodwill impairment charge.

GAAP net income was $2.4 million, or $0.02 per diluted share, compared with $67.1 million, or $0.53 per diluted share in the same quarter last year, and a net loss of $1,189.9 million, or $9.74 per share in the fourth quarter of 2008.

“Bookings and sales from our computing business rebounded strongly during the first quarter, which was expected as this segment of our business was the first to be impacted by the economic downturn late last year,” said Dave Bell, Intersil’s President and Chief Executive Officer. “However, we also experienced the anticipated decline in our other market segments, which we expect to recover later in 2009.”

“We continue to have one of the strongest balance sheets in the industry with over $300 million in cash and short-term investments, and no debt. Despite the severity of this downturn, careful operating expense controls allowed us to achieve a net profit of $2.4 million and free cash flow of over $11 million during the quarter,” continued Bell.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on May 22, 2009 to shareholders of record as of the close of business on May 12, 2009.

Business Outlook

“With a positive book-to-bill in the first quarter, we are now confident that we have turned the corner and will see sequential growth in the second quarter,” said Mr. Bell. “Supply chain inventory levels have been significantly reduced during the last two quarters, and we believe our current bookings are driven by a combination of consumption and modest inventory replenishment. Although visibility remains limited, we expect second quarter revenues to be in the range of $123 million to $132 million. Our GAAP earnings per diluted share are expected to be in the range of $(0.01) to $0.03.”

Investors and interested parties within the United States may listen to Intersil’s conference call on April 22nd at 1:45 p.m. Pacific/4:45 p.m. Eastern by dialing (800) 638-4817 and international callers may connect to the call by dialing (617) 614-3943, using the password 3003-0645. A replay of Intersil’s conference call will be available for two weeks by dialing (888) 286-8010 in the U.S., or (617) 801-6888 internationally, using the password 9091-9634. A webcast replay of the conference call will be available for two weeks on Intersil’s web site at http://www.intersil.com/investor. A copy of this press release may be found on Intersil’s web site at http://www.intersil.com/investor.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog and mixed signal semiconductors. Intersil’s products address some of the industry’s largest markets, such as flat panel displays, cell phones, other handheld systems and notebooks. Intersil’s product families address power management functions and analog signal processing functions. Intersil products include ICs for battery management, hot-swap and hot-plug controllers, linear regulators, power sequencers, supervisory ICs, bridge drivers, PWM controllers, switching DC/DC regulators, Zilker Labs Digital Power ICs and power MOSFET drivers, optical storage laser diode drivers, DSL line drivers, D2Audio products, video and high-performance operational amplifiers, high-speed data converters, interface ICs, analog switches and multiplexers, crosspoint switches, voice-over-IP devices and ICs for military, space and radiation-hardened applications. For more information about Intersil or to find out how to become a member of our winning team, visit Intersil’s web site and career page at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management’s current expectations, estimates, beliefs, assumptions and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “target,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC’s web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

– FINANCIAL TABLES TO FOLLOW –

Intersil Corporation

Consolidated Statements of Operations

Unaudited

(In US$ millions, except shares and per share amounts)

	Quarters Ended
	Apr 3, 2009	Mar 28, 2008	Jan 2, 2009
	(Q1 2009)	(Q1 2008)	(Q4 2008)
Net revenues	$118.2	$203.7	$131.1

Cost of revenues	53.0	94.1	86.9

Gross profit	65.1	109.6	44.2

Expenses
Research and development	32.8	35.1	34.7
Selling, general and administrative	25.8	27.5	28.7
Amortization of purchased intangibles	3.5	3.0	3.3
Restructuring and other related activities	1.6	3.6	3.2
Impairment of goodwill	—	—	1,154.7
In-process research and development (credit) charge	(0.2)	—	0.4

Operating income (loss) from continuing operations	1.7	40.4	(1,180.8)
Loss on deferred comp investments	(0.2)	(1.0)	(2.2)
Loss on investments, net	—	(6.4)	(25.4)
Interest income, net	1.4	4.8	2.6

Income (loss) from continuing operations before income taxes	2.9	37.9	(1,205.9)
Income tax expense (benefit) from continuing operations	0.5	(9.8)	(10.4)

Income (loss) from continuing operations	2.4	47.7	(1,195.4)
Discontinued operations
Income tax benefit from discontinued operations	—	(19.4)	(5.5)

Income from discontinued operations	—	19.4	5.5

Net income (loss)	$2.4	$67.1	$(1,189.9)

Earnings (loss) per share
Basic
Continuing operations	$0.02	$0.38	$(9.79)
Discontinued operations	—	0.15	0.05

Net income (loss) per share	$0.02	$0.53	$(9.74)

Diluted
Continuing operations	$0.02	$0.38	$(9.79)
Discontinued operations	—	0.15	0.05

Net income (loss) per share	$0.02	$0.53	$(9.74)

Weighted average shares
Basic	121.7	125.9	122.1

Diluted	121.9	126.9	122.1

Other Financial Metrics

Equity compensation expense by classification:
	Quarters Ended
	Apr 3, 2009	Mar 28, 2008	Jan 2, 2009
Cost of revenues	$0.6	$1.0	$0.6
Research and development	3.3	3.5	2.8
Selling, general and administrative	1.7	0.9	3.1

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Additional Information

Unaudited

(In US$ millions)

	Quarters Ended
	Apr 3, 2009	Mar 28, 2008	Jan 2, 2009
	(Q1 2009)	(Q1 2008)	(Q4 2008)
Cash Flow Information
Cash from operations	$14.0	$59.2	$49.4
Net capital expenditures	2.5	14.1	0.4

Free Cash Flow	$11.4	$45.1	$49.0

Operating income (loss)	$1.7	$40.4	$(1,180.8)
Depreciation	5.5	5.2	6.0
Intangible amortization	3.5	3.0	3.3
Impairment of goodwill	—	—	1,154.7
In-process R&D (credit) charge	(0.2)	—	0.4
Equity compensation	5.7	5.3	6.5

EBITDA	$16.1	$53.9	$(9.9)

Total Backlog	$126.9	$181.5	$86.9

Effect of certain noncash and unusual items
Unusual inventory writedown (net of tax)	$—	$3.2	$15.6
Amortization of intangibles (net of tax)	2.8	2.3	2.4
Restructuring and other related activities (net of tax)	1.2	2.8	2.3
Impairment of goodwill	—	—	1,154.7
In-process R&D (credit) charge	(0.2)	—	0.4
Loss on investments	—	6.4	25.4
Equity compensation (net of tax)	4.5	4.1	4.6
Unusual tax benefit	—	(40.0)	(5.5)

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Consolidated Balance Sheets

Unaudited

(In US$ millions)

	Apr 3, 2009	Jan 2, 2009
Assets
Current Assets
Cash, cash equivalents and short-term investments	$308.2	$312.6
Trade receivables, net	60.4	66.6
Inventories, net	99.8	109.6
Prepaid expenses and other current assets	12.3	12.1
Deferred income taxes	32.2	35.5

Total Current Assets	512.9	536.5
Other Assets
Property, plant and equipment, net	108.1	112.8
Purchased intangibles, net	27.2	29.0
Goodwill	313.8	313.7
Deferred income taxes	59.0	47.0
Long-term investments	81.5	81.3
Other	11.9	13.2

Total Other Assets	601.5	597.1

Total Assets	$1,114.4	$1,133.6

Liabilities and Shareholders’ Equity
Current Liabilities
Trade accounts payable	$20.9	$22.3
Income taxes payable	4.8	4.0
Deferred net revenue	9.3	10.6
Other accrued items	60.2	71.0

Total Liabilities	95.1	108.0

Total Shareholders’ Equity	1,019.3	1,025.6

Total Liabilities and Shareholders’ Equity	$1,114.4	$1,133.6

Note: Totals and percentages may not add or calculate precisely due to rounding.